Exhibit 10.43

SECOND LEASE AMENDMENT

This Lease Amendment made this 17th day of November, 2020 by and between DUKE & DUKE, a Limited Partnership, of 37000 Grand River Avenue, Suite 360, Farmington Hills, MI 48335, as "LANDLORD" and Ocuphire Pharma, Inc. of 37000 Grand River Avenue, Suite 120, Farmington Hills, Ml 48335, as "TENANT'.

WITNESSETH

WHEREAS, on or about the 19th day of May, 2019, Landlord and Tenant entered into a Lease Agreement with a First Amendment on October 29, 2019. The Lease together with any and all Amendments and/or riders is herein collectively referred to as, "Lease". The certain demised premises consists of 1,623 rentable square feet and being commonly known as Suite 120 at 37000 Grand River Avenue, Farmington Hills, MI 48335; and

WHEREAS, the parties wish to amend this Lease in respect to the demised premises in that Tenant will extend the term of the original Lease Agreement; and

NOW THEREFORE, in consideration of monies to be paid and covenants and conditions to be performed, IT IS HEREBY AGREED AS FOLLOWS:

1.           That the rent for the Suite known as Suite 120 will be as follows;

01/01/2021 — 12/31/2021          $22.00 per rentable square foot

2.           That the expiration date of Tenant's Lease shall be December 31, 2021.

3.           Tenant Share: 2.13%

4.           Base Tax:          $1.39

5.           Miscellaneous: The Lease remains in full force and effect and has not been modified or extended except as specifically set in this Second Amendment and extension of lease agreement. To the extent of any conflict between this Amendment and extension of lease agreement and the lease, the provisions of this Second Amendment shall control.

TENANT:		LANDLORD:

Ocuphire Pharma, Inc.		DUKE & DUKE, a Limited Partnership

By:	/s/ Mina Sooch	By:	/s/ Rachel Pharis

Name:	Mina Sooch	Name:	Rachel Pharis

Its:	CEO	Its:	As authorized agent for Duke & Duke LP

Date:	11/17/20	Date:	11/17/2020